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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 --------------
                                    FORM 8-K
                                 --------------

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of earliest event reported: October 15, 2003


                         BEHRINGER HARVARD REIT I, INC.
               (Exact Name of Registrant as Specified in Charter)

          MARYLAND                333-91532 (1933 Act)           68-0509956
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


         1323 NORTH STEMMONS FREEWAY, SUITE 210, DALLAS, TEXAS   75207
               (Address of Principal Executive Offices)        (Zip Code)


                                 (866) 655-1605
              (Registrant's telephone number, including area code)




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ITEM 2.  ACQUSITION OF ASSETS

         On October 15, 2003, the Registrant acquired an undivided 14.4676% tenant in common interest in Minnesota Center, a 14-story office building containing approximately 276,425 rentable square feet and located on approximately four acres of land in Bloomington, Minnesota. The total purchase price of Minnesota Center was approximately $41,682,000, including preliminary closing costs of approximately $921,800. The purchase price for the Registrant's 14.4676% undivided tenant in common interest in Minnesota Center was $6,030,285, including its proportionate share of the preliminary closing costs. The Registrant used borrowings of $4,340,280 under a Loan Agreement (the "Loan Agreement") with Greenwich Capital Financial Products, Inc. (the "Lender") to pay a portion of such purchase price and paid the remaining purchase price from proceeds of the Registrant's offering of its common stock to the public. The Registrant's tenant in common interest is held by Behringer Harvard Minnesota Center TIC II, LLC, a new special single purpose Delaware limited liability company wholly owned by the Registrant's operating partnership, Behringer Harvard Operating Partnership I LP. The purchase price for the transaction was determined through negotiations between TrizecHahn Regional Pooling, LLC (TrizecHahn), the seller, and Harvard Property Trust, LLC, the general partner of the Registrant's advisor. In evaluating Minnesota Center as a potential acquisition and determining the appropriate amount of consideration to be paid for the Registrant's interest in Minnesota Center, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from tenants from rent and expense reimbursements less the project's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at Minnesota Center are comparable to market rates. The Registrant's advisor believes that Minnesota Center is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed.

         The remaining tenant in common interests in Minnesota Center were acquired by various investors who purchased their interests in a private offering sponsored by the Registrant's affiliate, Behringer Harvard Holdings, LLC. Each tenant in common investor, including the Registrant, is a party to the Loan Agreement. The total borrowings (the "Loan") of all tenant in common interest holders under the Loan Agreement was $30,000,000. The interest rate under the Loan is fixed at 6.181% per annum. The Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 to 1.00 and permits no prepayment until the earlier of (i) 42 months or (ii) two years after securitization ("Lockout Period"). The Loan may only be defeased after the Lockout Period. The Loan has a seven year term.

         The Loan is nonrecourse as to principal and interest, but provides that Behringer Harvard Holdings, the tenants in common, including the Registrant, and Robert M. Behringer are individually liable for: (i) fraud or intentional misrepresentation in connection with obtaining the Loan; (ii) physical waste of the property, not including the acts of a third-party unaffiliated property manager; (iii) misapplication or misappropriation of insurance proceeds, condemnation awards and any other funds due the Lender under the Loan documents, not including the acts of a third-party unaffiliated property manager; (iv) failure to apply rent collected after an event of default to payment of the Loan and to pay the operating expenses of the property as they become due and payable, not including the acts of a third-party unaffiliated property manager;
(v) misappropriation of tenant security deposits and advance rents, not including the acts of a third-party unaffiliated property manager; (vi) failure to pay taxes if adequate funds are available; (vii) breach of any representation, warranty, covenant or indemnification in the Loan documents regarding environmental laws or hazardous substances; (viii) breach under the single purpose entity provisions; (ix) after an event of default, the removal or disposal of any portion of the property, not including the acts of a third-party unaffiliated property manager; (x) taking any action or making any omission intended or reasonably likely to hinder, delay, impair or prevent the Lender from enforcing any

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of its rights or remedies under the Loan documents or the law, unless an action is brought in good faith and results in a final, non-appealable judgment in favor of the applicable tenant in common; (xi) termination of the Property and Asset Management Agreement entered into by the tenants in common with Behringer Harvard TIC Management Services LP, a subsidiary of the Registrant's property manager that will manage the Minnesota Center (the "Property Manager"), or the removal of such property manager without the Lender's consent, provided that only tenants in common that voted in favor of the termination or removal will be responsible for losses; and (xii) the failure of a tenant in common to consent to a modification of the terms of the Loan after other tenants in common representing a minimum collective 66% tenancy in common interest in the property have approved such modification. Behringer Harvard Holdings, the tenants in common, including the Registrant, and Robert M. Behringer will be liable under the Loan Agreement for breaches regarding environmental laws and hazardous substances. Each tenant in common will only be individually liable for damages caused by its own action or inaction in respect of items (i) through (xii) above. With respect to a tenant in common's failure to consent to a modification of the terms of the Loan, (i) the Lender's losses are any unpaid portion of the Loan that remains outstanding after the Lender completes its realization with respect to the property and applies the proceeds of such realization to the Loan, and (ii) the Lender's losses with respect to any applicable tenant in common will be limited to each tenant in common's proportional amount of the Loan.

         Each tenant in common, including the Registrant, is also liable for its own springing recourse event, but not with respect to any other tenant in common's springing recourse event. A "springing recourse event" is (i) an event of default due to a tenant in common's transfer of its interest other than a transfer permitted under the Loan documents; (ii) the tenant in common's filing for bankruptcy, entering into an assignment for the benefit of its creditors or its failure to pay its debts as they become due, or (iii) any action or proceeding brought or joined by a tenant in common to partition the property or any portion thereof. In the event a springing recourse event occurs, the amount of the defaulting tenant in common's liability is the greater of (i) the Lender's losses arising out of or in connection with the springing recourse event, and (ii) the product of (a) the unpaid balance of the Loan and (b) the applicable tenant in common's respective undivided tenant in common interest. In circumstances where personal liability attaches, the Lender could proceed against the assets of the tenants in common, including the Registrant's assets, and the assets of Behringer Harvard Holdings and Robert M. Behringer. The Property Manager has agreed to indemnify the tenants in common to the extent a tenant in common becomes liable to the Lender as a result of certain actions of the Property Manager.

         In general, no sale, encumbrance or other transfer of interest in the property, including the Registrant's tenant in common interest, is permitted without the Lender's prior written consent. Transfer of Minnesota Center, with an assumption of the Loan by the buyer, is subject to Lender's approval of the buyer and satisfaction of certain other conditions, including payment of a 1% assumption fee, plus costs and expenses. The Loan allows for the substitution of up to five tenants in common without triggering the due on sale clause or the 1% assumption fee. The cost of each such tenant in common substitution includes the Lender's processing fee in an amount not to exceed $2,000, plus legal costs and other expenses incurred by the Lender. Any tenant in common transfers exceeding the five substitutions will cause a pro rata share of the 1% assumption fee to be due and payable.

         The tenants in common, including the Registrant, have also entered into both a Tenants in Common Agreement and a Property and Asset Management Agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Minnesota Center, as determined by the Property Manager. If any tenant in common fails to pay any required cash contribution, any other tenant in common may pay such amount. The nonpaying tenant in common will be required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than

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the maximum rate allowed by law). The Property Manager may also withhold distributions to the nonpaying tenant in common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant in common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant in common or in the event a tenant in common causes a liability as a result of such tenant in common's actions or inactions.

         All of the tenants in common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants in common. If a tenant in common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Holdings or its affiliates have the option to purchase such dissenting tenant in common's interest for fair market value.

         Each tenant in common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement (to the extent the Property and Asset Management Agreement is then in effect); provided, however, such party must first provide Behringer Harvard Holdings and its affiliates, including the Registrant, and second the other tenants in common, with the right to make an offer to purchase such selling party's interest.

         Under the Tenants in Common Agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.

         The tenants in common have no right to possession of the property. However, any tenant in common may partition the property subject to the right of Behringer Harvard Holdings or its affiliates to purchase a tenant in common's undivided interest at fair market value (as defined in the Tenants in Common Agreement) upon the filing of an action for partition. To the extent, however, that Behringer Harvard Holdings or its affiliates do not elect to purchase all or a portion of the undivided interest, then the other tenants in common shall be entitled to purchase the interest on the same terms and conditions. However, the Loan Agreement provides that any tenant in common that brings a partition action during the term of the Loan is in default under the Loan.

         The Tenants in Common Agreement provides Behringer Harvard Holdings or its affiliates with an option to purchase any defaulting tenant in common's undivided interest in the property at fair market value. A defaulting tenant in common is any tenant in common who is in default under the Loan documents, the Property and Asset Management Agreement and/or the Tenants in Common Agreement. However, neither Behringer Harvard Holdings nor its affiliates are under any obligation to purchase a defaulting tenant in common's interest.

         In addition, the Tenants in Common Agreement provides that (i) all rights and privileges of the tenants in common under the Tenants in Common Agreement are subordinate to the Loan documents, (ii) the tenants in common waive the right to exercise any remedy until the Loan is paid in full, (iii) the

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tenants in common waive their right to partition the property without the prior written consent of the Lender, and (iv) each tenant in common waives any lien rights that it may have against the co-tenancy interest of any other tenant in common during the term of the Loan.

         The Property and Asset Management Agreement for Minnesota Center is in effect until the earlier to occur of (i) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant in common to a party that will acquire such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement), or (ii) December 31, 2020; provided, however, the Property and Asset Management Agreement terminate on December 31, 2003 and each anniversary of such date unless all of the tenants in common consent to the continuation of the Property and Asset Management Agreement. In addition, the Property and Asset Management Agreement may be terminated by the Property Manager for any reason upon 60 days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice. Notwithstanding the foregoing termination provisions, the termination of the Property Manager as the manager of the property by any party other than the Lender is an event of default under the Loan Agreement. The Lender also has the right to terminate the Property and Asset Management Agreement during the term of the Loan in the event of the Property Manager's gross negligence, malfeasance or willful misconduct; continuation of an event of default under the Loan Agreement; or the debt service coverage ratio of the property falls below 1.05 to 1.00 for any calendar quarter.

         The Property Manager has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the property. Among other things, the Property Manager has the authority to negotiate and enter into leases of the property on behalf of the tenants in common (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require additional cash contributions from the tenants in common.

         As compensation for its services, the Property Manager or its affiliates shall receive compensation for services rendered or to be rendered only as specified in the Property and Asset Management Agreement. The Property Manager will also be entitled to certain reimbursements for its out-of-pocket costs and on-site personnel costs. The Property and Asset Management Agreement provides for the following compensation to be paid to the Property Manager or its Affiliates by the tenants in common:

         (1) A Property Management Fee equal to 4% of the monthly gross revenues (as defined in the Property and Asset Management Agreement). Upon a sale of the property, the Property Manager shall receive additional compensation equal to the previous month's Property Management Fee as compensation for work to be performed in connection with the sale or completion of managing matters relating to each tenant.

         (2) An annual Asset Management Fee of $100,000 for supervising the overall management and operation of the property. The Asset Management Fee shall be pro rated for any partial year and shall be payable pro rata on a monthly basis on the first day of each month. The Property Manager may defer, in its sole discretion, all or any portion of such Asset Management Fee. Any such unpaid Asset Management Fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Property and Asset Management Agreement, (ii) the sale of the property, or (iii) ten years from the accrual of any such unpaid Asset Management Fee. Upon termination of the Property and Asset Management Agreement or upon a sale of the property, the parties will prorate the Asset

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Management Fee on a daily basis to the effective date of such cancellation or termination.

         (3) A Leasing Commission equal to (i) $4.00 per square foot of any new lease for a one-to-5 year term that is not co-brokered; (ii) $5.00 per square foot for any new lease for a 6-to-7 year term that is not co-brokered; (iii) $4.00 per square foot of any new lease for a term of more than seven years that is not co-brokered, plus 2% of the gross rent under the lease after year five of such lease; (iv) $6.00 per square foot of any new lease for a one-to-5 year term that is co-brokered; (v) $6.00 per square foot of any new lease for a term of six years or more that is co-brokered, plus $0.50 per square foot for each year of the lease beyond five years; (vi) $3.00 per square foot of any lease renewal or renegotiation that is not co-brokered; (vii) $6.00 per square foot of any lease renewal or renegotiation for a one-to-5 year term that is co-brokered;
(viii) $6.00 per square foot of any lease renewal or renegotiation for a term of six years or more that is co-brokered, plus $0.50 per square foot for each year of the lease beyond five years. These amounts will increase 3% on December 31, 2004, and will increase an additional 3% in each subsequent year of the Property and Asset Management Agreement. If a subcontractor provides leasing services, such subcontractor will receive the Leasing Commission set forth above; provided, however, the Property Manager will also receive a 10% service fee for administering and supervising the provision of the leasing services. The Property Manager may enter into a leasing agreement on behalf of the tenants in common rather than providing these services itself.

         (4) A Construction Management Fee equal to 5% of any amount (including related professional services) expended for construction, tenant improvement or repair projects with respect to the property.

         (5) A Financing Fee equal to 1.0% of the principal amount of any loan obtained by or for the tenants in common; provided, however, no separate financing fee will be paid with respect to the Loan. This fee will be pro rated among the tenants in common. Any financing fee will be payable to the Property Manager or its Affiliate whether or not an outside loan broker is used.

         (6) In connection with any sale, exchange or other disposition of the property, or any portion thereof (including an undivided interest of a single tenant in common), an amount equal to 2.50% of the sales price if the Property Manager or its Affiliates participates in the sale, exchange or other disposition. If there is a broker fee paid to a third party broker in connection with a sale, exchange or other disposition of the property, the payment to the third party broker shall be paid out of the fee paid to the Property Manager.

         Notwithstanding the foregoing, no fees charged to us that would be charged to us by our advisor or by our general property manager, HPT Management Services LP, will exceed those which may be charged the Property Manager for Minnesota Center.

         Behringer Harvard Holdings is the Registant's principal shareholder as well as the parent company of the Registrant's advisor, Behringer Advisors LP. As of September 30, 2003, Robert Behringer, the Registrant's President, Chief Executive Officer and Chairman of the Board, owned approximately 56% of the limited liability company interests of Behringer Harvard Holdings and all of its voting interests. In addition, Mr. Behringer is sole manager of Behringer Harvard Holdings.

         Minnesota Center, which was constructed in 1987 and substantially renovated in 2000, includes among its major tenants Computer Associates International, Inc., CB Richard Ellis and Sun Microsystems. Minnesota Center is currently approximately 90% leased.

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         Computer Associates International, Inc., a Delaware corporation that develops eBusiness management software solutions (Computer Associates), leases approximately 19% of the rentable square feet (approximately 52,656 square feet) of Minnesota Center for general office use. The annual base rent payable under the Computer Associates lease is currently $15.21 per rentable square foot, increasing by $0.50 per rentable square foot on November 1 of each year. The lease expires in 2007, and Computer Associates has two consecutive five year renewal options.

         CB Richard Ellis, Inc., a Delaware corporation that provides commercial real estate services (CB Richard Ellis), leases approximately 12% of the rentable square feet (approximately 32,823 square feet) of Minnesota Center. The annual base rent payable under the CB Richard Ellis lease is $23.50 per square foot of rentable area through September 30, 2003 and $24.00 per square foot of rentable area through September 30, 2008. The lease expires on September 30, 2008, and CB Richard Ellis has one option to extend its lease for a period of five years.

         Sun Microsystems, Inc., a California corporation that provides industrial-strength hardware and software services (Sun Microsystems), leases approximately 5% of the rentable square feet (approximately 15,149 square feet) of Minnesota Center. The annual base rent payable under the Sun Microsystems lease is $15.00 per rentable square foot through August 31, 2004, and $15.50 per rentable square foot through August 31, 2005. The lease expires on August 31, 2005 and Sun Microsystems has one option to extend its lease for a period of three years.

         The Registrant's affiliated property manager, HPT Management Services LP, will not serve as property manager for Minnesota Center. Instead, its subsidiary, Behringer Harvard TIC Management Services LP, a Texas limited partnership which is an affiliate of the Registrant and its advisor, will serve as property manager for Minnesota Center and will be paid management fees in the amount of up to 4.0% of monthly gross revenues from Minnesota Center and an asset management fee of $100,000 per year, subject to certain limitations. Leasing will be undertaken through a third party leasing company which will be paid market rates. Notwithstanding these arrangements, the fees charged to the Registrant by affiliates of its sponsor with respect to the Registrant's ownership interests in Minnesota Center will not exceed the amount of such fees that would be charged to the Registrant by its property manager or advisor.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before December 26, 2003, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

     (B) PRO FORMA FINANCIAL INFORMATION.

         See Paragraph (a) above.

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     (C) EXHIBITS.

         The following exhibit is furnished in accordance with Item 601 of Regulation S-K.

                  99.1   Press Release dated October 20, 2003

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                 BEHRINGER HARVARD REIT I, INC.



                                                 By: /s/ Robert M. Behringer
                                                    ----------------------------
                                                 Name: Robert M. Behringer
                                                      --------------------------
                                                 Title: Chief Executive Officer
                                                       -------------------------

Dated:  October 20, 2003